BancFirst Corporation Reports Fourth Quarter Earnings

OKLAHOMA CITY, Jan. 17, 2012 /PRNewswire/ -- For the fourth quarter of 2011, BancFirst Corporation (NASDAQ GS: BANF) reported net income of $11.6 million, an increase of 14.0% over the $10.2 million earned in the same period a year ago. Diluted earnings per share for the quarter were $0.75 compared to $0.65 in the prior year. Net income for the year ended December 31, 2011 was $45.6 million compared to $42.3 million, up 7.8% over the prior year. Diluted earnings per share for 2011 were $2.93 compared to $2.70 earned in 2010.

The Company's net interest income for the fourth quarter of 2011 was $41.4 million, an increase of $4.2 million or 11.4% compared to the same period a year ago. The increase was driven by the higher level of average earning assets which totaled $5.1 billion in the fourth quarter of this year, up $584 million over the fourth quarter of 2010. The net interest margin was 3.24% down slightly from a year ago. The Company's loan loss provision was $829,000 compared to $718,000 in the fourth quarter of 2010. Nonperforming and restructured assets declined to 0.71% of total assets compared to 1.01% a year ago. Net charge offs were 0.08% compared to 0.09% for the same period in 2010, well below the industry average. Noninterest income totaled $19.4 million up from $18.8 million a year ago. The increase was attributable to acquisitions made in December 2010 and July 2011. The growth was in commercial deposit revenues, insurance commissions and treasury management services. Noninterest expense for the fourth quarter was $41.4 million compared to $39.3 million for the same period last year primarily driven by acquisitions and conversion costs of $742,000 in the fourth quarter of 2011.

At December 31, 2011, the Company's total assets were $5.6 billion, an increase of $549 million or 10.8% compared to the prior year. Loans totaled $3.0 billion, up from $2.8 billion at December 31, 2010. Deposits increased $534 million to $5.0 billion at year end 2011. The Company's equity capital was $483 million, an increase of $24.4 million compared to December 31, 2010.

David Rainbolt, BancFirst Corporation CEO stated, "While not a record year, it was certainly a solid one. Oklahoma was the right place to be in 2011 from an economic point of view. We also have made great progress in assimilating acquisitions made over the last couple of years."

The Company was recently recognized by Forbes magazine as the 19th strongest bank among the 100 largest publicly traded banks. BancFirst was the only Oklahoma bank in the top 25. The ranking considered data regarding asset quality, capital adequacy and profitability.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 93 banking locations serving 51 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)
	2011
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 37,289	$ 38,006	$ 40,218	$ 41,384	$ 156,897
Provision for loan losses	788	2,013	885	829	4,515
Securities transactions	8	1,316	50	224	1,598
Total noninterest income	17,730	19,679	20,117	19,435	76,961
Salaries and employee benefits	21,812	22,558	23,845	24,016	92,231
Total noninterest expense	36,397	39,610	41,259	41,380	158,646
Net income	11,355	10,115	12,553	11,598	45,621
Per Common Share Data:
Net income-basic	0.74	0.66	0.82	0.77	2.99
Net income-diluted	0.72	0.65	0.81	0.75	2.93
Cash dividends declared	0.25	0.25	0.27	0.27	1.04
Common shares outstanding	15,390,357	15,273,181	15,125,541	15,117,430	15,117,430
Average common shares outstanding -
Basic	15,375,644	15,364,738	15,210,090	15,122,368	15,267,357
Diluted	15,679,298	15,651,953	15,471,659	15,389,289	15,550,131
Performance Ratios:
Return on average assets	0.89%	0.77%	0.91%	0.84%	0.85%
Return on average equity	9.90	8.59	10.50	9.59	9.65
Net interest margin	3.21	3.17	3.20	3.24	3.20
Efficiency ratio	66.15	68.67	68.38	68.04	67.84

	2010
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$ 33,860	$ 35,668	$ 36,071	$ 37,158	$ 142,757
Provision for loan losses	896	871	469	718	2,954
Securities transactions	136	(150)	333	5	324
Total noninterest income	15,962	17,012	18,163	18,801	69,938
Salaries and employee benefits	19,948	19,710	20,692	22,009	82,359
Total noninterest expense	34,901	34,505	35,389	39,300	144,095
Net income	9,303	11,042	11,787	10,177	42,309
Per Common Share Data:
Net income-basic	0.61	0.72	0.77	0.66	2.76
Net income-diluted	0.60	0.71	0.75	0.65	2.70
Cash dividends declared	0.23	0.23	0.25	0.25	0.96
Common shares outstanding	15,337,050	15,346,800	15,358,672	15,368,717	15,368,717
Average common shares outstanding -
Basic	15,319,111	15,344,374	15,356,366	15,362,388	15,348,102
Diluted	15,628,012	15,652,621	15,645,086	15,665,196	15,651,312
Performance Ratios:
Return on average assets	0.85%	0.98%	1.03%	0.83%	0.92%
Return on average equity	8.66	10.01	10.34	8.79	9.45
Net interest margin	3.38	3.44	3.40	3.29	3.37
Efficiency ratio	70.05	65.50	65.25	70.23	67.75

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)
	2011
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 5,239,658	$ 5,267,445	$ 5,472,306	$ 5,608,825
Total loans	2,796,390	2,861,844	2,984,114	3,013,498
Allowance for loan losses	(36,136)	(37,092)	(37,456)	(37,656)
Securities	681,159	580,059	607,046	614,977
Deposits	4,666,199	4,701,999	4,887,332	5,037,735
Stockholders' equity	466,827	470,397	474,396	483,041
Book value per common share	30.33	30.80	31.36	31.95
Tangible book value per common share	26.71	27.17	27.52	28.07
Balance Sheet Ratios:
Average loans to deposits	60.83%	60.16%	60.58%	60.97%
Average earning assets to total assets	92.49	92.49	92.22	92.76
Average stockholders' equity to average assets	9.03	8.98	8.67	8.73
Asset Quality Data:
Past due loans	$ 3,016	$ 1,166	$ 1,413	$ 822
Nonaccrual loans	24,391	22,469	29,039	21,187
Restructured loans	316	344	1,059	1,041
Total nonperforming and restructured loans	27,723	23,979	31,511	23,050
Other real estate owned and repossessed assets	15,974	15,501	16,723	16,640
Total nonperforming and restructured assets	43,697	39,480	48,234	39,690
Nonperforming and restructured loans to total loans	0.99%	0.84%	1.06%	0.76%
Nonperforming and restructured assets to total assets	0.83	0.75	0.88	0.71
Allowance to total loans	1.29	1.30	1.26	1.25
Allowance to nonperforming and restructured loans	130.35	154.68	118.87	163.37
Net charge-offs to average loans	0.06	0.15	0.07	0.08
	2010
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$ 4,508,789	$ 4,628,022	$ 4,599,182	$ 5,060,249
Total loans	2,766,304	2,793,346	2,756,118	2,811,964
Allowance for loan losses	(36,780)	(37,002)	(35,681)	(35,745)
Securities	429,585	579,315	578,837	743,803
Deposits	4,009,017	4,117,360	4,082,568	4,503,754
Stockholders' equity	436,901	445,592	453,869	458,594
Book value per common share	28.49	29.03	29.55	29.84
Tangible book value per common share	25.78	26.19	26.72	26.19
Balance Sheet Ratios:
Average loans to deposits	70.05%	68.89%	68.70%	63.14%
Average earning assets to total assets	92.62	92.76	92.83	92.75
Average stockholders' equity to average assets	9.86	9.77	9.92	9.44
Asset Quality Data:
Past due loans	$ 589	$ 1,911	$ 563	$ 1,096
Nonaccrual loans	37,801	38,328	25,684	26,701
Restructured loans	1,912	1,677	378	294
Total nonperforming and restructured loans	40,302	41,916	26,625	28,091
Other real estate owned and repossessed assets	10,272	9,748	21,499	23,179
Total nonperforming and restructured assets	50,574	51,664	48,124	51,270
Nonperforming and restructured loans to total loans	1.46%	1.50%	0.97%	1.00%
Nonperforming and restructured assets to total assets	1.12	1.12	1.05	1.01
Allowance to total loans	1.33	1.32	1.29	1.27
Allowance to nonperforming and restructured loans	91.26	88.28	134.01	127.25
Net charge-offs to average loans	0.07	0.09	0.26	0.09

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2011			December 31, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 2,997,395	$ 42,623	5.64%	$ 2,893,263	$ 164,484	5.69%
Securities – taxable	558,104	2,930	2.08	571,193	12,321	2.16
Securities - tax exempt	55,482	220	1.57	69,921	2,889	4.13
Interest bearing deposits with banks	1,488,623	953	0.25	1,410,788	3,585	0.25
Total earning assets	5,099,604	46,726	3.64	4,945,165	183,279	3.71

Nonearning assets:
Cash and due from banks	137,404			142,256
Interest receivable and other assets	297,990			295,963
Allowance for loan losses	(37,590)			(36,729)
Total nonearning assets	397,804			401,490
Total assets	$ 5,497,408			$ 5,346,655

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 671,790	$ 279	0.16%	$ 709,609	$ 1,423	0.20%
Savings deposits	1,562,195	1,512	0.38	1,633,555	8,981	0.55
Time deposits	919,393	2,690	1.16	921,984	11,467	1.24
Short-term borrowings	10,049	25	0.99	8,276	58	0.70
Long-term borrowings	21,545	49	0.91	31,826	882	2.77
Junior subordinated debentures	36,083	609	6.70	32,287	2,184	6.76
Total interest-bearing liabilities	$ 3,221,055	$ 5,164	0.64	$ 3,337,537	$ 24,995	0.75

Interest-free funds:
Noninterest bearing deposits	1,762,953			1,506,371
Interest payable and other liabilities	33,506			29,755
Stockholders' equity	479,894			472,992
Total interest free-funds	2,276,353			2,009,118
Total liabilities and stockholders' equity	$ 5,497,408			$ 5,346,655
Net interest income		$ 41,562			$ 158,284
Net interest spread			3.00%			2.96%
Net interest margin			3.24%			3.20%

CONTACT: Joe T. Shockley Jr., chief financial officer, +1-405-270-1003, or David Rainbolt, chief executive officer, +1-405-270-1002, both of BancFirst Corporation